UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2007

R.H. DONNELLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-07155 (Commission File Number)	13-2740040 (IRS Employer Identification No.)

1001 Winstead Drive, Cary NC (Address of principal executive offices)		27513 (Zip Code)
Registrant’s telephone number,
including area code:
(919) 297-1600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective July 24, 2007, at the Company’s Audit & Finance Committee meeting, Karen E. Palczuk was appointed as Interim Controller and Interim Principal Accounting Officer. Ms. Palczuk, age 50, replaces Mr. Jeffrey Smith as the Controller and Principal Accounting Officer. The Company is in the process of searching for a permanent Controller and Principal Accounting Officer. In addition to her role as Interim Controller, Ms. Palczuk continues to serve as Assistant Vice President - Process and Performance Management.
Ms. Palczuk joined the Company in February 2006 as Assistant Vice President — Process and Performance Management. From 2003 to 2005, Ms. Palczuk was a management consultant for Leading Solutions Group, a North Carolina-based consulting and training company, and from 2000 to 2002 served as Vice President, Supply Chain Management, for Nortel Networks Corporation, a leading network and communications company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.H. DONNELLEY CORPORATION
/s/ Robert J. Bush
Robert J. Bush
Senior Vice President and General Counsel

Date: July 27, 2007